Exhibit 99.1

ZAYO ANNOUNCES CASH TENDER OFFER AND CONSENT SOLICITATION

LOUISVILLE, Colo. – June 4, 2012 – Zayo Group, LLC and Zayo Capital, Inc. (collectively, “Zayo”) announced today that they have commenced a cash tender offer (the “Tender Offer”) for any and all of their $350 million outstanding aggregate principal amount of 10.25% Senior Secured First-Priority Notes due 2017 (the “Notes”). In connection with the Tender Offer, Zayo is also soliciting consents for certain amendments to the indenture (the “Indenture”) governing the Notes (the “Consent Solicitation”). The Tender Offer and Consent Solicitation are being made upon the terms and subject to the conditions described in the Offer to Purchase and Consent Solicitation Statement dated June 4, 2012 (the “Offer to Purchase”) and the related letter of transmittal and consent. The Tender Offer and Consent Solicitation will expire at midnight, (one minute after 11:59 p.m.), New York City time, on June 29, 2012, unless extended or earlier terminated (the “Expiration Time”).

Holders who validly tender their Notes and provide their consents to the proposed amendments to the Indenture at or prior to 5:00 p.m., New York City time, on June 15, 2012, unless extended or earlier terminated (the “Consent Payment Deadline”), will be eligible to receive the total consideration offered in the Tender Offer equaling $1,112.74 per $1,000 principal amount of the Notes, which includes a consent payment of $30.00 per $1,000 principal amount of the Notes. The total consideration has been calculated using a weighted average that assumes that 35% of the Notes would be redeemed at a price equal to 110.25% of the principal amount of the Notes to be redeemed, pursuant to the “equity claw” provisions of the Indenture, and 65% of the Notes would be redeemed at a “make whole” redemption price pursuant to the Indenture.

Holders who validly tender their Notes after the Consent Payment Deadline, but at or prior to the Expiration Time, will be eligible to receive the tender offer consideration offered in the Tender Offer, which equals $1,082.74 per $1,000 principal amount of the Notes, but will not be eligible to receive the consent payment. In addition, holders whose Notes are purchased in the Tender Offer will receive accrued and unpaid interest on their purchased Notes up to, but not including, the applicable settlement date for such Notes. Zayo may choose to settle any Notes tendered at or prior to the Consent Payment Deadline prior to the Expiration Time. Regardless of whether any Notes are settled prior to the Expiration Time, the final settlement date for the Tender Offer will be promptly after the Expiration Time, and is expected to be July 2, 2012, the next business day following the Expiration Time. Zayo may retire any Notes that are not tendered in the Tender Offer in accordance with the terms of the Indenture, which may include, but is not limited to, redeeming the Notes pursuant to the “make whole” and/or “equity claw” redemption features or by satisfying and discharging the Notes.

In the Consent Solicitation, we are soliciting from holders of the Notes consents to proposed amendments to the Indenture that would eliminate most of the restrictive covenants, eliminate certain events of default applicable to the Notes and release all the collateral securing the obligations under the Notes. Adoption of all of the proposed amendments requires the consent of the holders of at least 75% of the outstanding principal amount of the Notes. Any holder who tenders Notes pursuant to the Tender Offer must also deliver a consent in the Consent Solicitation in respect of such tendered Notes to the proposed amendments. A Holder may not revoke a consent without withdrawing the previously tendered Notes to which such consent relates. Notes tendered may only be withdrawn, and related consents revoked, at or prior to 5:00 p.m., New York City time, on June 15, 2012, unless such deadline is extended or earlier terminated or unless withdrawal is otherwise required by applicable law.

The Tender Offer is being made in connection with Zayo’s acquisition of AboveNet, Inc. (the “Acquisition”). The Tender Offer and Consent Solicitation are subject to a number of conditions that are set forth in the Offer to Purchase, including, without limitation, (i) the consummation of the Acquisition, (ii) the receipt of the required consents to adopt all of the proposed amendments and supplement the Indenture, (iii) the execution and delivery of a supplemental indenture effecting such amendments by the applicable parties and (iv) obtaining satisfactory financing arrangements in an amount that, when combined with cash on hand, will be sufficient to fund the purchase price for the Acquisition and pay the total consideration of the Notes tendered in the Tender Offer, all as more fully described in the Offer to Purchase.

We have engaged Morgan Stanley & Co. LLC to act as the dealer manager and solicitation agent for the Tender Offer and Consent Solicitation and D.F. King & Co., Inc. to serve as the tender agent and information agent for the Tender Offer and Consent Solicitation.

Requests for documents may be directed to D.F. King & Co., Inc. by telephone at (800) 967-4607 (toll-free) (banks and brokerage firms please call (212) 269-5550). Questions regarding the terms of the Tender Offer and Consent Solicitation may be directed to Morgan Stanley & Co. LLC by telephone at (800) 624-1808 (toll-free) and (212) 761-1057 (collect).

This press release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to purchase or a solicitation of consents with respect to any Notes. The Tender Offer and Consent Solicitation are being made solely by the Offer to Purchase and the related letter of transmittal and consent, which sets forth the complete terms and conditions of the Tender Offer and Consent Solicitation. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

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About Zayo

Based in Louisville, Colo., privately owned Zayo Group, LLC (www.zayo.com) is a national provider of fiber-based Bandwidth Infrastructure and network-neutral colocation and interconnection services. Zayo serves wireline and wireless carriers, data centers, Internet content and services companies and high bandwidth enterprises, as well as federal, state and local government agencies. Zayo provides these services over regional, metro and fiber-to-the-tower networks. Zayo’s network assets include approximately 46,000 route miles, covering 164 geographic markets in the United States. Additionally, Zayo has approximately 5,400 buildings on-net, 2,400 cell towers on-net, and over 94,000 billable square feet of colocation space. In March 2012, Zayo announced its intent to acquire AboveNet, Inc., a leading provider of high bandwidth connectivity solutions. Zayo was recently named one of the Denver area’s Fastest Growing Private Companies by the Denver Business Journal.

This press release contains forward-looking statements which include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements are based upon management’s current plans and beliefs or current estimates of future results or trends. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements.

Given these risks and uncertainties, we urge you to read the tender offer materials completely and with the understanding that actual future results may be materially different from what we plan or expect. All of the forward-looking statements made in this press release, including statements related to the Tender Offer and Consent Solicitation, including the Expiration Time, Consent Payment Deadline, settlement dates and possible completion of the Tender Offer and Consent Solicitation, are qualified by these cautionary statements and investors are cautioned not to place undue reliance on these forward-looking statements. In addition, these forward-looking statements present our estimates and assumptions only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, except, with respect to the Tender Offer and Consent Solicitation, as specifically set forth in this press release or as otherwise required by law.

For Zayo media inquiries, please contact:

Jaymie Scotto & Associates

+1.866.695.3629

pr@jaymiescotto.com

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